Exhibit 10.1

THIRD AMENDMENT TO THE BANK CREDIT NOTE No. 21.3150.777.0000001-97, ISSUED BY NEXTEL TELECOMUNICAÇÕES LTDA. ON 12/08/2011, IN FAVOR OF CAIXA ECONÔMICA FEDERAL, IN THE AMOUNT OF SIX HUNDRED AND FORTY MILLION REAIS (R$ 640,000,000.00).
INTRODUCTION:

CREDITOR:
CAIXA ECONÔMICA FEDERAL, a financial institution in the form of a public company, created under Decree-Law No. 759 of August 12, 1969, under the auspices of the Ministry of Finance, governed by the Bylaws in force on the date of this contract, hereinafter referred to as CAIXA or CREDITOR, with registered office at Setor Bancário Sul, Quadra 4, Lot 3/4, in Brasília, Federal District, Federal Taxpayer Registry (CNPJ/MF) No. 00.360.305/0001-04, hereby represented by Superintendência Grandes Empresas Infraestrutura de São Paulo, located at Avenida Paulista, No. 1,842 , Torre Sul, 2nd floor, City of São Paulo, State of São Paulo, Federal Taxpayer Registry (CNPJ/MF) No.00.360.305/4954-0.

ISSUER: NEXTEL TELECOMUNICAÇÕES LTDA. Address: Av. das Nações Unidas, 14171, 27th floor, Rochavera Crystal Tower São Paulo - SP Federal Taxpayer Registry (CNPJ/MF) No.66.970.229/0001-67

GUARANTOR: NEXTEL TELECOMUNICAÇÕES S.A.
Address: Avenida das Nações Unidas, 14171, 26th floor, Suite A, Rochaverá Corporate Towers, Crystal Tower, Vila Gertrudes, CEP 04794-000, São Paulo - SP
Federal Taxpayer Registry (CNPJ/MF): 00.169.369/0001-22

WHEREAS, on December 8, 2011, the ISSUER issued in favor of CAIXA the Bank Credit Note No. 21.3150.777.0000001-97 in the principal amount of R$ 640,000,000.00 (six hundred and forty million Brazilian reais) (the “Note”);

WHEREAS, on February 13, 2015, the ISSUER and CAIXA executed the first amendment to the Bank Credit Note No.21.3150.777.0000001-97, amending, among other aspects, the interest rate applicable to the debit balances and including additional real guarantees for the fulfillment of the obligations therein (The “First Amendment”);
WHEREAS, on June 25, 2015, the ISSUER and CAIXA executed the second amendment to the Note, amending, among other conditions, the method of payment, and the interest rate on debit balances (the “Second Amendment” and, together with the First Amendment and the Note, the “CCB”); and
WHEREAS, the ISSUER and CAIXA intend to amend the CCB in order to change the terms of payment and certain conditions, among other provisions;

The parties hereto RESOLVE to amend the CCB through this Third Amendment to the Bank Credit Note No.21.3150.777.0000001-97 (“Third Amendment”), according to the following terms and conditions.
CLAUSE ONE - The Credit characteristics shall become effective with the following wording:

CREDIT CHARACTERISTICS:

1 - CCB Number: 21.3150.777.0000001-97	2 - Maturity date: 10/08/2019

3 - Total Amount of the Credit (“Principal”): R$405,331,685.45 (four hundred and five million, three hundred and thirty-one thousand, six hundred and eighty-five Brazilian reais and forty-five cents)

4 - Operation Type Investment - CDI - Pós 777 - Special Corporate Credit - Large Corporations - Investments

5 - Financial Charges: 139.54% of CDI CETIP a.a., calculated according to Clause Three

6 - Amortization and Payment Schedule:
Term: 32 months from the effective date of signing of this amendment to the Note, per the terms and conditions of Annex I, complying with the following:
Payment Dates of Financial Charges: (i) the financial charges will be due on 03/08/2017, 04/08/2017, 05/08/2017 and 06/08/2017; and (ii) the principal and finance charges will be due monthly starting on 07/08/2017 (“Charges Payment Dates”), according to the schedule indicated in the Annex I to this Note.

Constant Amortization System - SAC

7 - Limited operations

Branch 3150	Operation 003	Account 180	Check Digit 4

8 - Free operations account:

Branch 3150	Operation 003	Account 1859	Check Digit 6

9 - Place of Payment: São Paulo, SP

10 - Guarantor:

Guarantor	CNPJ
Nextel Telecomunicações S.A.	00.169.369/0001-22

11 - Guarantees:

Guarantee	Minimum Amount
Guarantee from Nextel Telecomunicações S.A.	100% of the amount due to Caixa under the terms of this Note
Fiduciary Assignment of Credit Rights on the CAIXA Collection Agreement (SICAP)	Minimum average monthly flow in the amount of R$ 70,000,000.00

In the Payment Dates indicated in Clause Two below, until the maturity date provided in section 2 of this Note, in the national currency, in this city, I the undersigned, ISSUER, as the Issuer or GUARANTOR, shall pay to CAIXA or to its order, this Note which, together with the current account statements and/or spreadsheet, it is acknowledged as a security representing the irrefutable, net and payable debt arising from the use of resources made available to the ISSUER and additions of the Financial Charges agreed upon in this Note;

The debt represented by this Note includes the monthly amortization amounts, as indicated in section 6 of this Note, with the respective Financial Charges, calculated based on the effective monthly interest rate, on a quarterly basis or on each monthly installment, as indicated in section 6 of this Note and the transaction statement or spreadsheet, which complements this Note, and should specify the amounts and respective percentages of the Financial Charges, pursuant to Law No.10931 of August 2, 2004, and other legislation in force.

CLAUSE TWO - Clause Two of the CCB shall have the following wording:

“TERM
CLAUSE TWO - This Note is executed for a period of 32 (thirty-two) months counted from the effective date this amendment to the Note is executed, in accordance with the payments and amortizations schedule included as Annex I to this Note.”

CLAUSE THREE - The heading of Clause Eight of the CCB shall become effective with the following wording, keeping the original wording of its paragraphs:

“METHOD OF PAYMENT
CLAUSE EIGHT - Without prejudice to the maturity stipulated above and the requirements set forth in the other Clauses, we hereby pledge to pay CAIXA the amounts of this Note, as follows: a) the Principal shall be paid in installments, in accordance with the maturities and nominal amounts described in the payment schedule in Annex I to this Note, with the first installment due on 07/08/2017 and the last installment due on 10/08/2019 (each of the dates indicated in Annex I, a “Principal Payment Date”); and (b) Financial Charges: (i) the financial charges shall be due on the Charges Payment Dates, in accordance with section 6 of the Introduction of this Note, binding ourselves to settle with the last installment of the Principal on 10/08/2019, all the financial obligations arising from this Note. The receipt of the installments after the agreed upon deadlines will be deemed as tolerance but shall not affect in any way the dates of their maturities or the other Clauses and conditions of this Note, nor will it imply novation or modification of the agreed terms, including payment of late payment fees. As a form and means of effective payment of the debt arising from this Note, which is comprised of the Principal duly increased by the Financial Charges, the ISSUER irrevocably and irrefutably authorizes CAIXA to debit from the Free Transaction Account mentioned in section 8, on each of the respective Payment Dates, sufficient amounts as required and as applicable.”

CLAUSE FOUR - The Parties decide to amend section XIII of Clause Twenty Two of the CCB, as well as include two new sections XXVIII and XIX and Paragraphs One, Two and Three, which shall become effective with the following wording:

“XIII) grant and/or establishment by the ISSUER or any Brazilian Affiliate, of any liens or encumbrances or other real or personal guarantees, in favor of a third party (including its Affiliates and direct or indirect parent-company), except for (i) those established pursuant to this Note or prior to the date of the First Amendment, or (ii) by (a) the granting of personal guarantees in favor of the ISSUER’s creditors, which are not financial institutions, in their ordinary course of business, limited to the overall, individual or aggregate amount of R$ 5,000,000.00 (five million Brazilian reais); (b) granting real guarantees as counter-guarantees in insurance policies and insurance agreements in general; (c) granting real guarantees as counter-guarantees in new bank guarantees for judicial guarantee or making new limited judicial deposits, in the case of guarantees granted under this item (c) to the total amount of R$ 310,000,000.00 (three hundred and ten million Brazilian reais), except for granting guarantees or making new judicial deposits that refer to administrative or judicial proceedings that (1) deal with taxes levied on amounts related to monthly subscriptions without deduction of minutes, in which case such guarantees or new deposits may be provided/made without an overall limit; or (2) the ISSUER acts as Plaintiff, and is questioning the validity of the collection of debits against the ISSUER, in which case the guarantees or new deposits may be provided/made until the aggregate amount of the guarantees made in connection with the debits in question reach a maximum amount of R$ 300,000,000.00 (three hundred million Brazilian reais), without prejudice to the use of the general limit described in this item (c) for any cases of guarantees and/or judicial deposits; (d) granting real or personal guarantees on lease agreements for sites or other real estate; (e) granting real or personal guarantees in collocation agreements (i.e. contracts with other operators for the installation of tower equipment); (f) financing granted by the National Telecommunications Agency - ANATEL, including their renewals; (g) guarantees in favor of ANATEL; (h) granting real guarantees as counter-guarantees for the issuance of new performance bonds in favor of ANATEL, in this case, subject to the prior approval of the CREDITOR, which must be provided within forty-five (45) days from the date when such approval request is made in writing with proof of delivery to CREDITOR, provided, however, that a lack of response from the CREDITOR shall not imply tacit approval; and (i) renewals of transactions already held by the ISSUER or its Brazilian Affiliates identified in Annex 22(XIII) (1) of this Note, provided that the guarantees to be granted pursuant to this item (i) shall be limited to the amount guaranteed by the surety and/or performance bond, as indicated in said annex, complying with the same guarantees in effect on the date hereof, being that the tangible collaterals granted under items (b), (d) and (e) above are limited to the overall amount of R$ 50,000,000.00 (fifty million Brazilian reais). The ISSUER declares, for the purposes of this Note, that Annex 22(XIII) (2) contains all transactions that are under real guarantees;
XXVIII) In case the ISSUER, up until the occurrence of the event described in Paragraph Three of this Clause Twenty Two, (i) makes an early payment of any debt due to financial institutions other than CAIXA ("Other Financial Creditors"); (ii) reinforces or changes, in any way, real or personal guarantees currently existing in favor of Other Financial Creditors in any loan or credit agreement, or other bonds or securities executed or issued by ISSUER or its Affiliates; or (iii) executes contracts or agreements with Other Financial Creditors, without prior and express consent of the CREDITOR that include terms and conditions more favorable to the respective Other Financial Creditors in comparison with the covenants originally agreed upon with such Other Financial Creditors or with the obligations to the CREDITOR, including, without limitation, payment of any of its obligations towards Other Financial Creditors on a different schedule as originally agreed; except if, (1) the effectiveness of the transactions described in sub items (ii) and (iii) above is subject to the CREDITOR’s approval, or (2) in any event described in items (i), (ii) or (iii) above, if the ISSUER makes Mandatory Early Payments, according to Paragraph One below; and
XXIX) In case, up until the occurrence of the event described in the Third Paragraph of this Clause Twenty Two, (i) the ISSUER changes or modifies in any way the revenue cash flow presently directed to CAIXA, whether deposited in linked or not linked accounts, or (ii) the revenues currently directed to CAIXA are, for any reason, transferred by the competent collection agents, in a manner different from that provided for in the current contractual collection arrangements; except if, (1) the effectiveness of the transactions described in sub item (i) above is subject to CAIXA’s approval; (2) upon occurrence of any event described in items (i) or (ii) above, (A) the ISSUER cures the event within ten (10) days from the date of its occurrence; (B) if the ISSUER does not cure the relevant event within the period described in item (A) above, the ISSUER shall make the Mandatory Early Payments, according to Paragraph One below.

PARAGRAPH FIRST - Mandatory Early Payments. Upon the occurrence of any event described in items XXVIII or XXIX of Clause Twenty Two, if the ISSUER does not cure the relevant event within the period described in such items, the ISSUER shall make the following payments in the dates and periods determined below (“Mandatory Early Payments”), under penalty of accelerated maturity of this Note:

Date of Event Occurrence (complying with the cure period)	Payment Date	Amount of each Mandatory Early Payment (BRL - R$)
Before April 30, 2017 (inclusive)	(i) within 10 (ten) days after the occurrence of the event, or at the end of the cure period of the respective event (if any); and on (ii) July 8, 2017	(i) 23,704,069.90 (ii) 23,704,069.90
After April 30, 2017 (exclusive)	(i) within ten (10) days after the occurrence of the event, or at the end of the cure period of the respective event (if any),but never after July 8, 2017	(i) 47,408,139.80

PARAGRAPH TWO - The amounts paid as Mandatory Early Payments, as described in the table of Paragraph One above shall be deducted from the next installment due on the Principal, pursuant to the terms of this CCB Note.
PARAGRAPH THREE - For clarification purposes, the events of early maturity addressed in paragraphs (XXVIII) and (XXIX) above, shall be effective until the full payment of the Principal installment due on July 8, 2017, as provided for in Annex I of this Note. For further clarification purposes, the expiration of the deadlines provided for in this clause shall not affect, in any way, the provisions regarding the collection of Assigned Rights, nor the obligations related to the deposit of the Minimum Average Amount in the Linked Account, in the terms set forth in Clause Ten of this CCB.”

SUBSTITUTION OF ANNEX
CLAUSE FIVE - The Parties agree to amend the amounts set forth in the payment schedule of the Principal and the Financial Charges, so that Annex I of the CCB will become effective under the terms of Annex A of this Third Amendment.

REGISTRY
CLAUSE SIX - The ISSUER shall register this Third Amendment at the Registry of Titles and Documents of the District of São Paulo, State Capital. The expenses related to this registration shall be paid by the ISSUER, who authorizes herein the debit of the respective amounts from its deposit account No.1859-6, maintained at CAIXA branch # 3150.

CAIXA, the ISSUER and the GUARANTOR, stating that there is no intention to novate, hereby ratify the Bank Credit Note as amended, in all of its terms, clauses and conditions not expressly amended in this document, including the real and personal guarantees established in the First Amendment executed by the Parties on February 13, 2015, which is hereby incorporated into a single and indivisible instrument for all legal purposes.
In witness whereof, the ISSUER issues this Bank Credit Note duly signed in four (4) counterparts of equal content, and only the first one (bank’s counterpart) is negotiable.

São Paulo (SP), February 24, 2017

ISSUER/ISSUER:
NEXTEL TELECOMUNICAÇÕES LTDA.

GUARANTOR:
NEXTEL TELECOMUNICAÇÕES S.A.

CREDITOR:
CAIXA ECONÔMICA FEDERAL

ANNEX A

NEW PAYMENT SCHEDULE

ANNEX I OF THE CCB

CAIXA
YEAR	MONTH	DAY	PAYMENT	PRINCIPAL BALANCE
2017	March	08		BRL 405,331,709.05
	April	08		BRL 405,331,709.05
	May	08		BRL 405,331,709.05
	June	08		BRL 405,331,709.05
	July	08	BRL 59,260,174.75	BRL 346,071,534.30
	August	08	BRL 11,852,034.95	BRL 334,219,499.35
	September	08	BRL 11,852,034.95	BRL 322,367,464.40
	October	08	BRL 11,852,034.95	BRL 310,515,429.45
	November	08	BRL 13,686,686.94	BRL 296,828,742.51
	December	08	BRL 13,686,686.94	BRL 283,142,055.57
2018	January	08	BRL 13,065,943.08	BRL 270,076,112.49
	February	08	BRL 13,065,943.08	BRL 257,010,169.41
	March	08	BRL 13,065,943.08	BRL 243,944,226.33
	April	08	BRL 13,065,943.08	BRL 230,878,283.25
	May	08	BRL 13,065,943.08	BRL 217,812,340.17
	June	08	BRL 13,065,943.08	BRL 204,746,397.09
	July	08	BRL 13,065,943.08	BRL 191,680,454.01
	August	08	BRL 13,065,943.08	BRL 178,614,510.93
	September	08	BRL 13,065,943.08	BRL 165,548,567.85
	October	08	BRL 13,065,943.08	BRL 152,482,624.77
	November	08	BRL 13,065,943.08	BRL 139,416,681.69
	December	08	BRL 13,065,943.08	BRL 126,350,738.61
2019	January	08	BRL 13,065,943.08	BRL 113,284,795.53
	February	08	BRL 13,065,943.08	BRL 100,218,852.45
	March	08	BRL 13,065,943.08	BRL 87,152,909.37
	April	08	BRL 13,065,943.08	BRL 74,086,966.29
	May	08	BRL 13,065,943.08	BRL 61,021,023.21
	June	08	BRL 13,065,943.08	BRL 47,955,080.13
	July	08	BRL 13,065,943.08	BRL 34,889,137.05
	August	08	BRL 13,065,943.08	BRL 21,823,193.97
	September	08	BRL 13,065,943.08	BRL 8,757,250.89
	October	08	BRL 8,757,250.89	BRL 0.00